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                                                             Exhibit 10.9

                                PROTEGE CONFIDENTIAL

                  NETGRAVITY Inc.  PROFESSIONAL SERVICES AGREEMENT


This PROFESSIONAL SERVICES AGREEMENT (the "Agreement") is made this ____ day of March 1997 between PROTEGE SOFTWARE (HOLDINGS) LIMITED of Richmond House, St Anne's Place, St. Peter Port, Guernsey, GY1 2NV Channel Islands (the "Contractor") and NETGRAVITY Inc. of Delaware, USA ("the Company") who agree as follows:

1.   TERM

     The initial term of this Agreement shall begin at the date of signing by the later of the two parties to sign (the "Effective Date"), and shall end on the termination of the Agreement by either party in accordance with Paragraph 7.

2.   PROFESSIONAL SERVICES

     (a) The Contractor agrees to act as General Manager for the Company and perform the Professional Services specified in the Work Assignment Schedule contained in Schedule A, as modified from time to time by mutual agreement of the parties (the "Professional Services") including:

          (i) to set up a wholly owned subsidiary company of the Company (subject to local approval) to be called NetGravity Europe Ltd.;

          (ii) to set up such other corporation or entities, or in furtherance of distribution, marketing or agency relationships with third parties as the Company and Contractor agree to establish in the Territory (as defined in Schedule A).

     (b) The Contractor shall perform the Professional Services for Company, and shall in all cases act in a professional manner and such services shall conform to the standards, specifications and other reasonable requirements agreed between the parties.

     (c) The Contractor agrees to submit monthly progress reports to the Company.

3.   CONTRACTOR'S REWARD

     The Company shall reward the Contractor for its activities as contained in Schedule A.


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4.   PROPRIETARY INFORMATION

     (a) Each party acknowledges that it may be furnished or may otherwise receive or have access to confidential or proprietary information which relates to the other party's business, including (without limitation) past, present or future business plans, marketing plans, products, software, research, development, inventions, processes, techniques, design or other technical information and data, etc. (the "Proprietary Information"). Each party further acknowledges that all intellectual property rights residing in the other party's Proprietary Information are and will remain the exclusive property of the other party.

     (b) Each party agrees to preserve and protect the confidentiality of the Proprietary Information and all forms thereof, whether disclosed to it before this Agreement is signed or afterwards. In addition, it shall not disclose or disseminate the Proprietary Information to any third party and shall not use the Proprietary Information for its own benefit (other than in furtherance of the goals of the other party) or for the benefit of any third party (other than in furtherance of the goals of the other party).

     (c) The foregoing obligations shall not apply to any information which the recipient can prove (i) is previously publicly known at the time of receipt from the other party or which subsequently becomes publicly known through no act or fault of the recipient; (ii) is given to it by a third party who is not obligated to maintain confidentiality; or (iii) was independently developed by it without resort to the Proprietary Information or other resources of the other and not in the course of performance of the Professional Services, and not for the other party, (unless the parties have otherwise agreed that the specific information was to be governed by this Agreement).

     (d) Within three days after the termination of this Agreement (or any other time at the other party's request), each party shall return to the other all copies of Proprietary Information in tangible form in its possession or control. The Contractor hereby assigns to the Company all its intellectual and other property rights in its work product performed pursuant to this Agreement, and waives its moral rights to or in same, and shall require each of its employees (if any are so permitted by the Company pursuant to Schedule A) working on this project to sign the Company's standard independent contractor confidentiality agreement, and assignment of intellectual property rights and waiver of moral rights.

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     (e)  Section 4 of this Agreement shall survive the expiry or termination of the Agreement.

5.   WARRANTIES AND COVENANTS

     A.   THE CONTRACTOR WARRANTS AND COVENANTS THAT:

          (i) it is able to perform the Professional Services, as set out in the agreed business plan;

          (ii) that any service it provides and information or materials it develops for or discloses to the Company shall not in any way be based upon any confidential or proprietary information derived from any source other than the Company, unless the Contractor is specifically authorised in writing by such source to use such proprietary information and the Contractor agrees it shall not knowingly furnish or use any such information in the performance of this Agreement, without the prior written consent of the Company provided that the Company agrees the Contractor can use commercially available software development tools;

          (iii) in performance of its obligations hereunder it shall not infringe any intellectual property right, or trade secret of any third party;

          (iv) it shall perform all work in a professional manner to the best of its ability; and

          (v) that if the Company incurs any liability or expense outside of the agreed business plan, as a result of any warranty that the Contractor makes in this Agreement not being true, the Contractor shall indemnify the Company and hold it harmless against all such liability or expense, including reasonable attorney/solicitor fees, provided that the Company notifies the Contractor of the claim and co-operates with the Contractor in defending against the claim. Each party shall notify the other if it ever becomes aware of any such claim.

     B.   THE COMPANY WARRANTS AND COVENANTS THAT:

          (i) it is entitled to appoint the Contractor to perform the Professional Services in the Territory;

          (ii) that any information or materials it discloses to the Contractor shall not in any way be based upon any confidential or proprietary information


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                derived from any source other than the Contractor or the
                Company, unless the Company is specifically authorised in writing by such source to use such proprietary information;

          (iii) in performance of its obligations and the provision of information to the Contractor hereunder it will not infringe any intellectual property right, or trade secret of any third party;

          (iv) if the Contractor incurs any liability or expense as a result of any warranty the Company makes in this Agreement not being true, the Company shall indemnify the Contractor and hold it harmless against all such liability or expense, including reasonable attorney/solicitor fees, provided that the Contractor notifies the Company of the claim and cooperates with the Company in defending against the claim. Each party shall notify the other if it ever becomes aware of any such claim; and

          (v) it will sell it's products and services in the Territory only through NetGravity Europe Ltd. In respect of any sales received by the Company and its Group generated on a world-wide basis, the parties agree that 30% - 50% of the European revenues will be included in the calculation of Net Revenue for the purposes of the Schedule. The precise figure will be mutually agreed by both parties acting in good faith.

6.   LOANED EQUIPMENT

     If the Company loans the Contractor any item, the Contractor shall sign the Company's standard equipment loan agreement and return the loaned equipment promptly on termination of this Agreement. The same shall apply to any item loaned by the Contractor to the Company or NetGravity Europe.

7.   TERMINATION AND RENEWAL

     (a) The Initial Term shall be for a 12 month period from the Effective Date (the "Initial Term").

     (b) This Agreement shall automatically continue, following the expiry of the Initial Term for subsequent periods of 12 months ("Renewal Terms") each unless terminated in accordance with the terms set out below.

     (c)  This Agreement may be terminated by either party, as follows:


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          (i)   without cause, after the Initial Term, on at least 3 months written notice, provided that if the Company fails to renew any Renewal Term, it shall provide at least 3 months notice or payment in lieu thereof.

          (ii) during the Initial Term, or any Renewal Term, if the other party has not performed any material covenant when performance was due or has otherwise breached any material term of this Agreement, the following procedures shall apply:

                (A) the non-defaulting party shall provide written notice
                    of the event or circumstances representing such breach or non-performance together with a demand that such breach or non-performance be cured immediately;

                (B) if the breach or non-performance has not been cured (or other arrangements satisfactory to the non-defaulting party have not been agreed to) within 30 days from the date of the notice delivered under clause (A) above, immediately upon delivery of a second written notice terminating this Agreement.

8.   MISCELLANEOUS

     (a) The laws of England and Wales shall govern this Agreement and the parties hereby submit to the exclusive jurisdiction of the English Courts.

     (b) This Agreement, including Schedule A attached hereto, is the entire agreement between the parties. Any change in the Agreement must be made in writing and signed by both the Company and the Contractor.

     (c) If either party cannot perform of its respective obligations due to causes beyond its reasonable control which shall not include the reward to the Contractor under Schedule A, then the non-performing party shall (i) notify the other party, (ii) take reasonable steps to resume performance as soon as possible, and (iii) not be considered in breach during the period performance is beyond the party's reasonable control.

     (d) If any provision of this Agreement shall be deemed by a court to be too broad, the court is hereby authorised to limit any scope, duration or area of applicability, or all of them, so such provision is no longer overly broad and to enforce the same as so limited. Subject to the prior sentence, if any part of this Agreement is held unenforceable for any reason, such unenforceability shall


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          void only such part and shall not render unenforceable any other part of this Agreement.

     (e) Either party's waiver of a default by the other does not constitute a waiver of future or other defaults.

     (f) The parties shall not, for 12 months after the Agreement ends, directly solicit for employment or any other engagement for work, any employee or any employee of any affiliate of the other party. In this Agreement, Affiliate means a company under the ultimate common control of the other party of which the party has been notified.

     (g) The Contractor shall not assign its rights or obligations under this Agreement unless it first obtains the prior written agreement of the Company.

     (h) Any notice or other communication required or permitted to be given by his Agreement (including the signing of this Agreement) shall be in writing and shall be effectively given if delivered personally, by facsimile confirmed received, or by registered mail to the party at the relevant party's address below.



Dated at San Mateo, CA, USA this 27 day of March 1997


/s/ Stephen E. Recht
-----------------------------------
duly authorised for and on behalf of
NETGRAVITY INC. of


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Dated at San Mateo, this 27 day of March 1997


/s/ [Signature Illegible]
-----------------------------------
duly authorised for and on behalf of
PROTEGE SOFTWARE (HOLDINGS) LIMITED
of Richmond House, St. Anne's Place, St. Peter Port,
Guernsey, GY1 2NV, Channel Islands


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                                      SCHEDULE A

                               WORK ASSIGNMENT SCHEDULE


Territory - For purposes of this Agreement, Territory means Europe, Africa and the Middle East, subject to then prevailing export regulations in Canada, the United States or countries in which NetGravity Europe resides. Europe means those countries set out in Schedule B. Middle East means all Arab League countries, Turkey and Israel.

Analysis and Recommendations re:

*    Marketing positioning;
*    Presentation;
*    Technical Support;
*    Competitiveness;
*    Localisation

Implementation of approved Recommendations:

*    Sales,
*    Marketing,
*    Technical Support,
*    Production,
*    Finance and Administration

all for operations, in the Territory, as more particularly set out in the annual business plans (including budgets) of the Company as said plans and budgets relate to its operations implemented directly or through:

*    NetGravity Europe, and/or

* such other corporations or entities, or in furtherance of distribution, marketing or agency relationships with such third parties, as the Company and the Contractor agree to establish in the Territory;

The business plan and budgets shall be mutually agreed upon by Contractor and Company.

This implementation will include, but not necessary be limited to, the following:


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SCOPE OF ACTIVITIES

During the term, Contractor shall perform the following activities in the
Territory:

* Establishment of an organisation for the Territory, to complement the current resources, technology and economic considerations of the Company, and the circumstances that prevail in the Territory.

* Achieving this by the setting up of NetGravity Europe Ltd to initially be a UK based wholly owned subsidiary of the Company, to serve as the Territorial headquarters so that Company may professionally provide the following:

     (a)  solicitation of sales orders;

     (b) provision of support for Company's distributors and dealers in the Territory;

     (c) co-ordination of product and warranty service between NetGravity Europe and such other affiliated or third party, arms length corporations or entities, and licensees and distributors/VARs etc. of the Company's products, located in the Territory;

     (d)  provision of product technical support services;

     (e) the conducting of periodic training courses and seminars regarding applications and operations of the products in major marketing centres located in the Territory for the benefit of distributors and dealers etc.;

     (f)  development of business plans for the Territory;

     (g) management and co-ordination of the implementation of the Company's marketing strategy in the Territory (for the products of Company handled by Contractor);

     (h)  localisation of products;

     (i) set up of systems (such as accounting legal and human resources consistent with those set-up by the Company); the Contractor shall assist NetGravity Europe (and other related entities as agreed following Company's request) with implementation and administration of all general, administrative and financial systems as requested by Company; and


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SOLICITATION OF CONTRACTS

(a) NetGravity Europe shall solicit orders for product only at such current prices as may be periodically established in writing by the Company and notified to the Contractor.

(b) All orders solicited by NetGravity Europe from customers in the Territory are subject to acceptance or rejection by an officer or other authorised person at the principal office of the Company, which approval or rejection shall in all cases be in writing, and no order shall be binding upon NetGravity Europe until so accepted. The Company and NetGravity Europe reserve the right to refuse any order originating in the Territory, either for lack of credit of the customer or for any other reason which, in the judgement of the Company or NetGravity Europe is reasonable grounds for refusal. The Contractor agrees to cause NetGravity Europe to fully inform all customers it solicits of the substance of this sub-paragraph and to furnish NetGravity Europe and the Company with such periodic reports of its activity and other information as the Company may reasonably request.

(c) The Contractor agrees to dispatch all inquiries received by it, applicable to the Company or the products of the Company, from points or sources outside the Territory promptly to the Company for attention and handling.

(d) Neither NetGravity Europe nor the Company is under any obligation to the Contractor to continue its business or to manufacture, sell or supply, or to continue to manufacture, sell or supply any of the products nor shall any warranty of any nature as to any products run from NetGravity Europe, the Company, or their affiliates to the Contractor, and neither the Company nor its affiliates are under any obligations to the Contractor to continue, discontinue, or change any model or type of any of the products.

(e) All invoices in connection with sales to customers in the Territory shall be rendered by NetGravity Europe to such customers. It is expressly understood that full power by and such authority for all collections rest with NetGravity Europe and the Company, which exercises complete control over the approval of all customers' credit, orders, and contracts. The Contractor agrees to protect NetGravity Europe and the Company, as far as is reasonable by reporting adverse credit information of which it is aware with respect to customers in the Territory.


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                              CONTRACTOR REWARD SCHEDULE


1.   MONETARY FEE

     A. Contractor shall be paid a commission equal to 5% of annual Net Revenue NetGravity Europe, subject to a minimum of 75,000 Pounds ("the minimum commission") and a maximum of 150,000 Pounds in each year of the Initial Term and any Renewal Term.

     B.   In this Agreement, the currency is in UK pounds sterling.

     C.   Payment of commission shall be made to Contractor as follows:

          (i) monthly in arrears, on the basis of estimated commission subject to an annual adjustment and repayment of any over payment

          (ii) within 30 days after the end of each calendar quarter, the parties shall calculate the actual commission due to Contractor, and the balance due shall be paid or repaid before the end of said 30th day.

     D. Net Revenue means gross revenue from licenses of NetGravity Europe product, net of returns, allowances, credits, discounts (based on volume or otherwise), RMAs and net of any bad debt reserve or actual bad debts. All reserves will be calculated on a consistent basis in accordance with generally accepted accounting principles.

2.   BONUS

     A. In addition to the commission referred to above, Contractor shall also be paid a bonus, calculated as set out below.

     B. The bonus shall be calculated as a percentage of revenue, as defined in the Table below, of one times the Annualised Net revenue of NetGravity Europe. Annualised Net Revenue means Net Revenue for the 12 months immediately prior to the date on which the bonus payment obligation is triggered.


     C.   TERM OF SERVICE                 % BONUS

          0-12 months                        20%

          GREATER THAN 12-18 months          15%

          GREATER THAN 18 months             10%


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     D.   The bonus payment can be triggered either:

          (a) by the Contractor at any time after the date 24 months after the Effective Date

          (a)   on termination of the agreement as defined in paragraph 7

          (c)   change of control of the Company.

     E. Triggering by the Contractor of the bonus payment shall constitute an event which entitles (but does not require) Company to terminate this Agreement without payment of additional compensation to Contractor.

     F. Company may, at its option, pay the bonus in either cash or in shares of the Company or any successor company.

3.   EXPENSE REIMBURSEMENT

     The Company will reimburse Contractor within thirty (30) days after the end of each fiscal month an amount equal to one hundred per cent (100%) of all costs approved within the agreed business plan or otherwise agreed to by the Company, and reasonably incurred by Contractor in good faith and reasonable fulfilment of Contractor's obligations under this Agreement.
     For the avoidance of doubt, the cost and expense of the provision of a managing director by the Contractor shall not be recharged to the Company and shall be treated as comprised in commission. The Contractor will keep records of (and receipts for) all costs in incurs in its performance of the services and will provide copies of such records to the Company upon reasonable request.


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                                      SCHEDULE B


EUROPE MEANS

Such of the countries listed below, except to the extent that Sales of the Company's products are prohibited pursuant to the laws of the United States or other jurisdiction applicable to the Company's operations.


     Albania                                 Liechtenstein
     Andorra                                 Lithuania
     Armenia                                 Luxembourg
     Austria                                 Macedonia
     Azerbaijan                              Malta & Gozo
     Belarus                                 Moldova
     Belgium                                 Monaco
     Bosnia                                  The Netherlands
     Bulgaria                                Norway
     Byclorussia                             Poland
     Croatia                                 Portugal
     Cyprus                                  Romania
     Czech Republic                          Russia Federation
     Denmark                                 San Marino
     Estonia                                 Serbia
     Federal Republic of Yugoslavia          Slovak Republic
     Finland                                 Slovenia
     France                                  Spain
     Germany                                 Sweden
     Gibraltar                               Switzerland
     Greece                                  Tajikistan
     Hungary                                 Turkey
     Iceland                                 Turkmenistan
     Republic of Ireland                     Ukraine
     Italy                                   United Kingdom
     Kazakhstan                              Uzbekistan
     Kyrgyzstan                              Vatican City State
     Latvia


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